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CONTACTS:
Christine Attalla                                     Susan Hickey
Edelman PR Worldwide for comScore                     for Jupiter Media Metrix
(312) 240-2722                                        (917) 534-6479
christine.attalla@edelman.com                         shickey@jmm.com


                     COMSCORE NETWORKS ACQUIRES MEDIA METRIX
                 New Organization Delivers Unrivaled Combination
                 Of Internet Measurement and Analysis Solutions

RESTON, VA AND NEW YORK, NY - JUNE 6, 2002- comScore Networks, Inc. and Jupiter Media Metrix, Inc. (NASDAQ: JMXI) today jointly announced that comScore has acquired certain assets of the Media Metrix Internet Audience Measurement service in the United States and Canada.

comScore simultaneously announced the establishment of its Media Metrix Division, which will sell and service comScore's unique portfolio of Internet audience measurement services, including Media Metrix, AiM, and netScore. Peter Daboll, president of comScore Networks' Media Solutions Division, has been named president of the Media Metrix Division, reporting to Magid Abraham, Ph.D., comScore's president and CEO. comScore's Media Solutions Division will be merged into the Media Metrix Division.

The acquisition was completed through a cash transaction of approximately $1.5 million and is effective immediately. A number of Jupiter Media Metrix employees will join comScore's Media Metrix Division, and comScore will establish a New York City office to accommodate staff currently employed in that location.

comScore separately announced today that it had closed approximately $20 million in Series D funding, bringing the total capitalization of the company to more than $76 million and reinforcing both the current and expected market strength of the company and its services. This funding provides capital to support the acquisition and integration of Media Metrix, fuel continued growth of the company, and allow ample cash reserves to pursue future strategic opportunities.

"Media Metrix, having created the industry, is a recognized standard in Internet Audience Measurement," commented Dr. Abraham. "It has a well established reputation for the most complete and comprehensive audience measurement for digital media, and a business orientation focused on superior customer service."

"comScore itself has focused on measuring the buying and transaction behavior of online audiences from a large panel of global consumers," continued Dr. Abraham. "The combination of usage and buying behavior create compelling applications for planning, executing and measuring online marketing initiatives by advertisers, publishers and advertising agencies. Together, we will deliver outstanding value to our clients, and accelerate our momentum in becoming the global source of record for the analysis of online behavior."

"We are confident that Media Metrix will thrive as part of the comScore organization," said Mr. Robert Becker, chief executive officer of Jupiter Media Metrix. "Clients will continue to benefit from the Media Metrix products and services enhanced by comScore's unique technology platform, complementary product offering, experienced staff and solid financial position."

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Mr. Becker continued, "We are delighted that this transaction supports our commitment to clients and ensures that Media Metrix - the brand that created the Internet audience measurement space - will continue as the market leader."

comScore will continue to maintain Media Metrix' North American consumer panel and its Random Digit Dial (RDD) sample design. comScore will monitor the panel using its patent-pending, server-based data collection technology that provides massive scalability, cost-effectiveness and detail of information collected. As a result, Media Metrix and comScore clients will have available a true combination of the best features of both services, including:

         -        Random Digit Dial (RDD) sample for home users

         -        The industry's largest work sample

         -        Unique college and university sample

         - Global coverage, with Internet users under measurement in 200 countries

         - Measurement of AOL proprietary usage and other digital applications

         -        User and server-based audience measurement

         - In-depth local market data from the top 80 Designated Market Areas (DMA's)

         - Buying Power Index (BPI) information collected through comScore's proprietary transaction capture technology

         - Partnerships with world-class media measurement firms, including

                  - Arbitron Inc., a leading international media and marketing research firm, with which comScore has developed Internet measurement services for local media

                  - CMR, a Taylor Nelson Sofres Company and the leading provider of advertising expenditure measurement across all media, with which comScore is jointly marketing and developing advertising and media tracking services

comScore will also continue to deliver, through its Marketing Solutions Division, customized information and consulting services based on more than 1.5 million global Internet users, who have given comScore explicit permission to confidentially capture their Web-wide browsing, buying and other transaction behavior, including offline purchasing.

comScore Marketing Solutions are built for the unique needs of marketers in industries such as Automotive, Retail, Financial Services, Travel, Pharmaceuticals, Consumer Packaged Goods, and Telecommunications. Brian Methvin continues in his role as division president, comScore Marketing Solutions.

Client questions and information requests should be directed to current account personnel at Media Metrix and comScore Networks, or to (866) 638-7267.

Media requests for interviews with comScore and for other information will be coordinated through Edelman Worldwide. Please contact Ms. Christine Attalla on
(312) 240-2722 or via e-mail at christine.attalla@edelman.com.

ABOUT COMSCORE NETWORKS

comScore Networks provides unparalleled insight into the behavior of online consumers. This capability is based on a massive cross-section of more than 1.5 million global Internet users who have given comScore explicit permission to confidentially capture their Web-wide browsing, buying and other transaction behavior, including offline purchasing. Through its patent-pending technology, comScore measures what matters across the entire spectrum of surfing and buying behavior. This deep knowledge of customers and competitors helps clients design more powerful marketing strategies and tactics that deliver superior ROI.

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comScore Marketing Solutions provide customized information and consulting services, built for the unique needs of marketers in industries such as Automotive, Retail, Financial Services, Travel, Pharmaceuticals, Consumer Packaged Goods, and Telecommunications.

comScore's Media Metrix Division provides industry-leading Internet audience measurement services that report - with unmatched accuracy - details of Web site usage, visitor demographics and online buying power across local U.S. markets and across the globe.

comScore services are used by global leaders such as Microsoft, Kraft, The New York Times Company, Best Buy, Starwood Hotels and Resorts, Nestle, Wells Fargo & Company, GlaxoSmithKline, and Orbitz.

For more information, please visit www.comscore.com.

ABOUT JUPITER MEDIA METRIX

Jupiter Research helps companies develop, extend and integrate business strategies across online and emerging channels. Backed by proprietary data, Jupiter's industry-specific analysis, competitive insight and strategic advice give businesses the tools they need to exploit new technologies and business processes. The company is headquartered in New York City. Visit www.jmm.com for more information.

SAFE HARBOR

This press release contains statements of a forward-looking nature relating to future events or future financial results of Jupiter Media Metrix. Investors are cautioned that such statements are only predictions and that actual events or results may differ materially. In evaluating such statements, investors should specifically consider various factors, which could cause actual events or results to differ materially from such forward-looking statements, including the matters set forth in Jupiter Media Metrix reports and documents filed from time to time with the Securities and Exchange Commission.



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